EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-248485 and 333-239161) and on Form S-8 (Nos. 333-183725, 333-194597, 333-202934, 333-206321, 333-214110, 333-239161, and 333-248793) of Humanigen, Inc. of our report dated March 10, 2021, relating to the consolidated financial statements of Humanigen Inc., appearing in this Annual Report on Form 10-K of Humanigen, Inc. for the year ended December 31, 2020.

/s/ HORNE LLP

Ridgeland, Mississippi

March 10, 2021